UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2006

CORECARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24807	22-2840367
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

111 N. 49TH ST., Philadelphia, PA	19139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 471-2358

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8 :  OTHER EVENTS:

On December 4, 2006 CoreCare Systems, Inc. signed an exclusive representation agreement with Marcus & Millichap, a Real Estate Investment Brokerage Company dedicated to investments. The scope of Marcus and Millichap’s engagement is to secure a sale of the land and associated buildings that comprise the campus known as the “Kirkbride Center” and the “Blackwell Human Services Campus”. The Campus is composed of three major buildings and several minor buildings which have approximately 380,000 square feet of leaseable space. The property consists of 21 acres of which approximately 7 acres can be considered excess land for sale or future development. The property has been listed at $36,800,000.

The Campus is currently owned and operated by Kirkbride Realty Corporation, a wholly owned subsidiary of CoreCare Systems, Inc. The Company purchased the Campus in February 1997, and operated it as the as Kirkbride Center . At that time the healthcare operations and real estate were owned in a single subsidiary. In May 2002 CoreCare Behavioral Health Management, Inc. d/b/a Kirkbride Center filed a voluntary petition for relief under Chapter 11 of Title 11 of the United Stated Code . Kirkbride Center’s Plan of Reorganization became effective on July 7, 2004.

As part of the Kirkbride Center’s Reorganization Plan the ownership and operation of the real estate operation was transferred to a new wholly owned subsidiary of the Company, Kirkbride Realty Corporation. At this time the maturity of property’s first mortgage was extended to July 7, 2007. The principal balance of the first mortgage is approximately $14 million. In addition, under the Plan of Reorganization, we would be required to pay approximately $9 Million in other debt with the proceeds of the sale. We, upon Marcus and Millichap’s advice, expect to be able to complete the sale of the property before the expiration of the first mortgage. However there is no guarantee that Marcus and Millichap will be successful in obtaining a buyer or that we will be able to consummate the sale before the maturity date of the current mortgage. In addition, although management believes that the listing price of the property is a reasonable estimation of its market value, changes in market conditions, incorrect assumptions and other circumstances may result in an ultimate selling price lower than the listing price. If Marcus & Millichap is successful a 5% brokerage fee will be paid at the close.

The sale of the property and buildings will not have any impact on the Company’s healthcare operations. A condition of any transaction will be a long term lease for these operations acceptable to the Company.

The Corporate Office of CoreCare Systems, Inc. is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, Pa 19139. The Corporate Office can be reached at 215-471-2358.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99. Press Release Dated December 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECARE SYSTEMS, INC.

	By:	___________________________
Thomas T. Fleming,
Date: December 4, 2006		Chairman & CEO